Exhibit 5.1
Boston Connecticut FLORIDA New Jersey New York PROVIDENCE Washington, DC

August 11, 2021

TransAct Technologies Incorporated

One Hamden Center

2319 Whitney Avenue, Suite 3B

Hamden, Connecticut 06518

We refer to the Registration Statement on Form S-3 (the “Rule 462(b) Registration Statement”) of TransAct Technologies Incorporated, a Delaware corporation (the “Company”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance and sale by the Company of its common stock, par value $.01 per share (“Company common stock”), for a maximum aggregate offering price not to exceed $2,040,400 (the “Securities”). The Rule 462(b) Registration Statement incorporates by reference the Company’s earlier effective Registration Statement on Form S-3 (File No. 333-248055) filed with the Securities and Exchange Commission (the “Commission”) on August 17, 2020 and declared effective on August 21, 2020 (together with the Rule 462(b) Registration Statement, the “Registration Statements”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statements or the related prospectus, other than as expressly stated herein with respect to the issuance of any Securities.

We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statements, the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), and the Amended and Restated By-laws of the Company, each as currently in effect, relevant resolutions of the Board of Directors of the Company or committees thereof and such corporate records, documents, agreements, instruments and certificates of public officials of the State of Delaware and of officers of the Company as we have deemed necessary or appropriate in order to express the opinions hereinafter set forth.

In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforementioned records, documents, agreements, instruments and certificates and upon statements and certificates of officers and representatives of the Company and public officials.

TransAct Technologies Incorporated

August 11, 2021

Based upon, and subject to, the foregoing, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that, as of the date hereof, (i) when an issuance of Securities has been duly authorized by all necessary corporate action of the Company, and (ii) upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statements, such Securities will be validly issued, fully paid and nonassessable.

In connection with the opinion expressed above, we have assumed that, at the time of the delivery of any of the Securities, (i) the Board of Directors of the Company shall have duly authorized the issuance and sale of such Securities and such authorization shall not have been modified or rescinded; (ii) the Company shall remain in good standing and shall have a legal corporate existence under the laws of the State of Delaware; (iii) the Rule 462(b) Registration Statement shall have become effective under the Act and such effectiveness shall not have been terminated or rescinded; (iv) the number of Securities to be offered and sold under the Registration Statements shall not exceed the number of shares of Company common stock authorized in the Certificate of Incorporation; and (vi) there shall not have occurred any change in law affecting the validity of such Securities.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware. We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the reference to our firm under the heading “Legal Matters” in the related prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/Day Pitney LLP

DAY PITNEY LLP

SWG; ESK